Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

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                                                                                                177 MADISON AVENUE
                                             120 BROADWAY                                  MORRISTOWN, NEW JERSEY 07960
                                                                                                  (973) 538-5600
WRITER'S DIRECT DIAL                   NEW YORK, NEW YORK 10271                                 FAX: (973) 538-6448
                                                 _____
                                                                                             1351 WASHINGTON BOULEVARD
                                            (212) 238-3000                                           2ND FLOOR
                                                 _____                                   STAMFORD, CONNECTICUT 06902-4543
                                                                                                  (203) 425-1400
                                          FAX: (212) 238-3100                                   FAX: (203) 425-1410
                                      http://www.emmetmarvin.com
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                                              July 13, 2007

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Shares for Ordinary Shares without Par Value, of Living Cell Technologies Limited
      --------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs"), which may be evidenced by American Depositary Receipts ("ADRs") for ordinary shares without par value, of Living Cell Technologies Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This opinion may be used by you as an exhibit to the Registration
Statement.

                                                 Very truly yours,

                                                 /S/ EMMET, MARVIN & MARTIN, LLP
                                                 -------------------------------

                                                 EMMET, MARVIN & MARTIN, LLP